Stoneridge Insider Trading and Pre-Clearance Policy -- Page 1 Last updated May 2019 Stoneridge Insider Trading and Pre-Clearance Policy Do not allow yourself, family, or acquaintances to profit from nonpublic information that you obtain as a Stoneridge employee, officer, director, or contractor. Trading securities based on non-public information is commonly known as insider trading. Insider trading is against the law in the United States and many other countries. This Policy applies to all Stoneridge employees, officers, directors, and contractors all over the world, including at subsidiaries, joint ventures and partly owned companies, as do the laws on insider trading. Basic Rules: 1. You, your Family Members, and Related Parties may not trade in Stoneridge stock or other securities based on Material Non-Public Information and may not engage in certain kinds of trading at all. 2. You may not share material non-public information with others or “tip off” anyone about non-public information or possible changes in the value of Stoneridge securities. 3. If you have been designated as a Pre-Clearance Person, you are likely to encounter Material Non- Public Information, and you must get permission in advance (called pre-clearance) for any trades and may trade only during designated times. 4. If you participate in a Rule 10b5-1 Plan, additional rules apply to you, which are explained below. 5. There are certain very limited exceptions to these rules, which are explained below. Why This Policy? Stoneridge is committed to the highest standards of integrity everywhere we do business. One key aspect of integrity is that we do not use non-public information for personal gain. U.S. securities laws impose strict rules on publicly traded companies like Stoneridge, and on all Family Members Family Members are your spouse, domestic partner, children, and stepchildren (even if they do not live in your home), grandchildren, parents, stepparents, grandparents, siblings, in- laws, and anyone who lives in your household. Family Members also includes any estates of or trusts for the benefit of any of these people, or of which any of these people are a trustee, executor, or other fiduciary. Related Parties Related Party means any person or entity for whom you or a Family member direct, influence or control transactions in securities. An investment club where you are a member would be a Related Party, as would a company (or charity) in which you are a board member or have another influential position.

Stoneridge Insider Trading and Pre-Clearance Policy -- Page 2 Last updated May 2019 of our employees, officers, directors, and contractors, about trading in securities. These laws prohibit you from using information that is not generally known to the public for personal gain by you and by people you know. You and Stoneridge could face large fines, and you could be subject to criminal prosecution, if you break these laws. No Insider Trading and Other Rules on Trading. No Insider Trading. You, your Family Members and Related Parties cannot engage in any Securities Transaction if you know Material Nonpublic Information related to the transaction or the company involved. This rule still applies even if you need the funds, such as to raise money for an emergency. Timing of Trading. If you are aware of Material Nonpublic Information, you must not trade until the first business day after the first full trading day following public release of the information. For example, if Stoneridge makes an announcement on a Thursday after the market closes, you should not trade in Stoneridge stock until the immediately following Monday. But if Stoneridge makes the announcement on a Thursday before the market opens, you can trade on Friday. You are responsible for compliance with the law and this Policy. You cannot delegate this responsibility to another person, such as an investment advisor. You are responsible for determining whether you possess Material Nonpublic Information (although you can and should seek advice from the Chief Financial Officer (CFO) or the Legal Department if you are in doubt). You are responsible for the transactions of your Family Members and Related Parties. These restrictions do not apply to personal Securities Transactions where the decision to trade is made by a third party that is not controlled by, influenced by, or related to you. You May Never Make Certain Kinds Of Trades. You must not ever engage in certain types of trading activities, whether or not they technically involve Insider Trading: Short Sales. You may not enter into short sales of Stoneridge securities, which could signal to the market that you have material information indicating poor prospects for Stoneridge. Section 16(c) of the Securities and Exchange prohibits officers and directors from making short sales. Publicly Traded Options. Because the short-term nature of options may signal that you have material information, you are not allowed to purchase, sell, or exercise any puts, calls or similar instruments related to Stoneridge securities (other than options Securities Transaction Securities Transaction means any form of dealings in a public security, including (but not limited to) buying or selling stock, other equity interests, debt securities, warrants, and options (put or call). “Any” really means any. Swaps and all other derivative instruments are included. Transactions in Stoneridge securities and securities issued by any other entity are included. Transactions in any type of account (accounts with brokers or investment advisors, retirement accounts, company stock plans and any other type of account) are included. Any loans affecting or secured by stock (or any other security) are included. The exercise of options on stock under any company’s option or other compensation plans is included. Material Nonpublic Information Material Nonpublic Information includes any information, positive or negative, concerning the business, prospects, or operations of Stoneridge (or any other company) that has not been disclosed to the public, but which could influence reasonable investors to buy, sell, or hold the securities of any publicly traded company. Common examples of Material Nonpublic Information include financial information, operational information, accidents or other casualty losses, marketing or product changes, acquisitions and other “deals,” research, technological breakthroughs or failures, debt-related information, developments in lawsuits, changes in management or operations, and confidential information of other companies. It is not always clear whether a particular piece of information is material; if you are not certain, do not trade and seek guidance from the Legal Department or the CFO.

Stoneridge Insider Trading and Pre-Clearance Policy -- Page 3 Last updated May 2019 exercised in accordance with the terms of an option plan sponsored by Stoneridge). Hedging. You cannot engage in hedging activities of any kind with Stoneridge securities because of the potential conflict of interest and the perceptions created, as well as the possible impact on the market. An example of hedging would be entering into a contract that ensures you can sell your company stock for no less than a minimum price and no more than a maximum price. Margin Accounts/Pledged Securities. Because securities in margin accounts may be sold outside of authorized time periods or when you are aware of Material Non- Public Information, you may not hold Stoneridge securities in a margin account or otherwise pledge Stoneridge securities as collateral for a loan. Standing and Limit Orders. Because standing and limit orders create heightened risks for improperly timed transactions, due to the lack of control over the timing of purchases or sales that result from standing instructions to a broker, you are not allowed to place standing or limit orders regarding Stoneridge securities. These prohibitions do not apply to standing and limit orders under approved Rule 10b5-1 Plans. These Rules Still Apply After Your Service at Stoneridge Ends. Federal securities laws apply to you and your transactions even after you are no longer connected with Stoneridge. If you possess Material Nonpublic Information when your service terminates, you remain subject to federal securities laws as they relate to Material Nonpublic Information until that information has become public or is no longer material. You May Not Disclose Material Nonpublic Information: You may not communicate Material Nonpublic Information to any other person regardless of whether you know the person will trade based on the information. You may not advise others to buy, sell, or hold securities of Stoneridge while you are aware of Material Nonpublic Information. You may not advise anyone to buy, sell, or hold the securities of another entity while in possession of Material Nonpublic Information about that other entity, including information about that company’s relationship with Stoneridge. These activities, which involve advising or informing someone in a way that could help them trade securities with the advantage of Material Nonpublic Information, are called “tipping.” If you tip, you are responsible for any trades made by the other person and are subject to the same penalties under the law, even if you did not trade or profit from the trade. Serious problems could result from any unauthorized disclosure of internal information, regardless of whether you intend to facilitate Insider Trading. You may not release Material Nonpublic Information to the public, except when it is part of your job and disclosed in accordance with the Company’s procedures for releasing information. This rule applies to Material Nonpublic Information about Stoneridge and about other companies with which Stoneridge has a relationship.

Stoneridge Insider Trading and Pre-Clearance Policy -- Page 4 Last updated May 2019 Your obligations under your confidentiality agreement with Stoneridge, apply independently of this Policy. Sharing any form of non-public information (material or otherwise) may violate both your confidentiality agreement and this Policy, and you may face independent consequences under each of them. Other Limits On Trading: Pre-Clearance Obligations. If you are a Pre-Clearance Person, you must also pre-clear your Securities Transactions. For your own protection, and that of Stoneridge, if you are a Pre-Clearance Person you must pre-clear all Securities Transactions involving Stoneridge securities, or the securities of any other publicly traded company for which you have Material Nonpublic Information, with the CFO before executing the transaction. The CFO maintains a list of Pre-Clearance Persons, which is available from the CFO. The Company will endeavor to remind Pre-Clearance Persons about pre-clearance requirements and Trading Windows, but you are responsible for knowing your status and complying with these rules. Pre-Clearance Trading Window. The period at the end of each quarter and ending two Trading Days (when the NYSE is open for trading) after Stoneridge’s public release of earnings for that quarter is a sensitive time for transaction in Stoneridge securities. Accordingly, Stoneridge has designated a Trading Window beginning after the close of business on the second trading day following public disclosure of financial results and ending two weeks before the last day of the fiscal quarter and three weeks before the last day of the fiscal year. Even when all other rules in this policy and the law are met, Pre-Clearance Persons may only conduct Securities Transaction involving Stoneridge securities during a Trading Window. Stoneridge also may suspend trading because of internal Stoneridge information not known to the public. If this occurs, Pre-Clearance Persons may not engage in any transactions involving Stoneridge securities during the suspension period. You may not inform others of the existence of such a trading ban. Pre-Clearance Requirements. All Pre-Clearance Persons, their Family Members and Related Parties may not trade in Stoneridge stock, even during the Trading Window, without first complying with the pre-clearance process. If you are a Pre-Clearance Person, you must contact the CFO before you initiate any trade in Stoneridge stock. Pre-clearance approval is good for two days, unless you come to know Material Nonpublic Information during that time. The approving person is under no obligation to approve a transaction you submit and may determine that you must delay the transaction or not engage in it at all. If a denial occurs, you cannot engage in the transaction – without exception. You also cannot alert any other person regarding any restrictions or delay required. Pre-Clearance Persons Pre-Clearance Persons means Stoneridge directors, executive officers, and other key employees who are designated by Stoneridge as Pre-Clearance Persons. The Chief Financial Officer keeps a list of Pre-Clearance Persons and can tell you whether you are on the list. Stoneridge can change the list at any time as circumstances require. You are responsible for knowing whether you are a Pre-Clearance Person before you engage in Securities Transactions; the CFO and Legal Department are available to help you.

Stoneridge Insider Trading and Pre-Clearance Policy -- Page 5 Last updated May 2019 Rules For Rule 10b5-1 Plans: SPECIAL PLANS TO PERMIT PURCHASING AND SALES OF STONERIDGE STOCK The securities laws provide a way for employees, officers, and directors to make certain limited trades in Stoneridge common stock that might otherwise be prohibited. If you have a Rule 10b5-1 Plan that meets all of the requirements (listed in the box to the right), then you may trade in Stoneridge common stock as provided in that Plan, even when the trades would be prohibited by this policy. You are responsible for ensuring that your Rule 10b5-1 Plan complies with the securities laws and that you follow the Plan. No person acting on your behalf under a Rule 10b5-1 Plan may be aware of Material Nonpublic Information when deciding how, when, or whether to effect purchases or sales of securities. In addition, you cannot alter or deviate from your Rule 10b5-1 Plan. You may establish a Rule 10b5-1 Plan only if you are otherwise eligible to engage in Securities Transactions. To request the required written approval of the CFO before establishing a Rule 10b5-1 Plan, you must provide the CFO with a copy of your proposed Rule 10b5-1 Plan (and a copy any applicable amendments or modifications). All Rule 10b5-1 Plans must provide that the broker is instructed to send same-day duplicate confirmations of all purchase and/or sale transactions to the CFO. Subsequent authorization is not required for purchases and sales of securities under a Rule 10b5-1 Plan so long as: (1) the timing of such purchase or sale is made based upon pre-established rules that have been approved as part of the Rule 10b5-1 Plan (i.e., the sales are outside your control or the control of any administrator of the plan); and (2) you have no actual knowledge of the terms of the transaction prior to execution. You may terminate a Rule 10b5-1 Plan at any time, but if you do so you may not establish another Rule 10b5-1 Plan for ninety days following termination of your Rule 10b5-1 Plan. You may amend a Rule 10b5-1 Plan at any time, provided that you are not aware of Material Nonpublic Information. Any amendment must: (1) be approved in advance by the CFO in writing; and (2) provide that no transaction can occur under the amended Rule 10b5-1 Plan for ten business days following the date of amendment. You must notify the CFO promptly, in writing, after effecting any amendment, modification, or termination of your Rule 10b5-1 Plan and provide the CFO with a copy of these changes Limitations On Sales Under Your Rule 10b5-1 Plan. Due to concerns regarding market price fluctuations caused by sales by Stoneridge personnel, Stoneridge reserves the right to limit the amount of Stoneridge securities that can be sold each day pursuant to a Rule 10b5-1 Plan. The CFO has the right to require that you amend an existing Rule 10b5-1 Plan to effectuate such trading limitations when necessary. You have no cause of action against Stoneridge due to any losses sustained as a result of any restrictions on sales volume or any other decision regarding limitations on trading under your Plan. What’s a Rule 10B5-1 Plan? A Rule 10B5-1 Plan is a written plan for stock trading that employees, officers, and directors can create. A Rule 10b5-1 Plan must: (a) be approved in writing by the Chief Financial Officer before you establish it (b) be created during an open Trading Window; (c) be created in good faith at a time that you are not aware of any Material Nonpublic Information; and (d) specify (or provide an algorithm or formula for determining) the amount and price of securities to be purchased or sold and the dates(s) of such purchase or sale, or does not permit you to exercise any subsequent influence over how, when, or whether to effect purchases or sales of securities.

Stoneridge Insider Trading and Pre-Clearance Policy -- Page 6 Last updated May 2019 Exceptions to These Rules: Exercising Stock Options. This Policy does not apply to your exercise of a stock option acquired under Stoneridge’s compensation plans, or to the exercise of a tax withholding right pursuant to which you have elected to have Stoneridge withhold common shares subject to an option to satisfy tax withholding requirements. For purposes of this Policy, your exercise of stock options for cash under the Stoneridge stock option plans (but not the sale of any such shares) is exempt from this Policy. This Policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other Securities Transaction for the purpose of generating the cash needed to pay the exercise price of an option. Restricted Stock Awards: This Policy does not apply to your exercise of a tax withholding right upon the vesting of restricted Common Share awards made under Stoneridge compensatory plans pursuant to which grantees may elect to have Stoneridge withhold Stoneridge common shares to satisfy tax withholding requirements upon vesting. YOU MUST COMPLY WITH THIS POLICY All Stoneridge directors, officers, and employees must fully understand and comply with this policy. You must certify your compliance with this policy if asked by Internal Audit, the Legal Department, or the Compliance Department. If Stoneridge concludes that anyone has violated this policy, Stoneridge will take corrective action that is appropriate for the circumstances, including additional training. Depending on the circumstances and severity, violations of this policy may result in disciplinary action, up to and including termination of employment for cause or summary dismissal, consistent with applicable law. IF YOU’RE IN DOUBT, SEEK ADVICE If you are ever unsure whether an action might violate this Policy, if you are unsure how to comply, or if something seems suspicious to you, seek advice immediately from the Stoneridge Compliance Department. This Policy explains the rules, but it cannot anticipate the many questions you that arise in this area. What actions are permitted may depend on unique facts and surrounding circumstances, so you must ask for advice when you are not certain. Stoneridge encourages all employees to ask questions about issues of integrity. Stoneridge will not retaliate, or permit anyone to retaliate, against an employee or contractor who contacts the Compliance Department.

Stoneridge Insider Trading and Pre-Clearance Policy -- Page 7 Last updated May 2019 WHERE TO FIND POLICIES Stoneridge integrity policies are accessible on the Stoneridge intranet, and are available from Human Resources, the Legal Department, and the Compliance Department. WHAT TO DO IF YOU KNOW ABOUT OR SUSPECT A VIOLATION Report violations of any Stoneridge policy law, or regulation. Let us know immediately if you become aware of or suspect any violation of this policy. If you know about a violation and do not report it, you are violating the policy yourself, and Stoneridge may take corrective action, up to and including termination of employment for cause or summary dismissal, consistent with applicable law. You can report violations or suspected violations by contacting the Human Resources leader at your location, by emailing the Stoneridge Compliance Department at compliance@stoneridge.com, or through our Stoneridge Integrity Helpline by visiting www.stoneridgeintegrityhelpline.com to submit an online report or to find the local, toll-free phone number for your country. You may be able to make Helpline reports anonymously, where permitted by local law. Stoneridge will promptly and properly investigate and respond to all reports of suspected violations. Stoneridge will never retaliate against an employee or contractor for a report made in good faith. The company will maintain confidentiality of all reports to the greatest extent possible. BOARD OF DIRECTORS The Stoneridge Board of Directors is committed to the Stoneridge Integrity Program and has adopted this integrity policy.